As filed with the Securities and Exchange Commission on August 30, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                  EPIMMUNE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                      33-0245076
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                             5820 Nancy Ridge Drive
                               San Diego, CA 92121
                                 (858) 860-2500
                    (Address of principal executive offices)

                                  ------------

                                 2000 Stock Plan
             ------------------------------------------------------
                            (Full title of the plans)


                               Deborah A. Schueren
                      President and Chief Executive Officer
                                  EPIMMUNE INC.
                             5820 Nancy Ridge Drive
                               San Diego, CA 92121
                                 (858) 860-2500
             ------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                   Copies to:
                              L. Kay Chandler, Esq.
                             Nancy D. Krueger, Esq.
                               COOLEY GODWARD LLP
                        4635 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (858) 550-6000

                                  ------------

                         CALCULATION OF REGISTRATION FEE

======================= ===================== ==================== ===================== ====================
                                               Proposed Maximum      Proposed Maximum
 Title of Securities       Amount to be            Offering             Aggregate              Amount of
  to be Registered          Registered         Price per Share(1)    Offering Price(1)     Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock, par        700,000 shares          $4.8125              $3,368,750             $889.35
        value
   $0.01 per share
======================= ===================== ==================== ===================== ====================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 24, 2000, as reported on the Nasdaq National Market.



                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



       We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov".

       The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

       -      Annual Report on Form 10-K for the year ended December 31, 1999;

       -      Proxy Statement on Schedule 14A dated April 28, 2000;

       - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

       - Our registration statement on Form 8-A, as amended, which includes a description of our common stock.

              All reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

       You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number.

       Epimmune Inc.
       5820 Nancy Ridge Drive
       San Diego, CA 92121
       ATTN: Investor Relations
       (858)860-2500



                            DESCRIPTION OF SECURITIES

       Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.



                                       3.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


       Our Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) require us to indemnify our directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our stockholders, for improper transactions between the director and us and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

       We have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or executive officers or a directors or executive officer of any of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

       At present, there is no pending litigation or proceeding involving our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.



                                       4.

                                    EXHIBITS



 EXHIBIT
 NUMBER
    5.1      Opinion of Cooley Godward LLP.
   23.1      Consent of Ernst & Young LLP, Independent Auditors.
   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
             Statement.
   24.1      Power of Attorney is contained on the signature pages.
   99.1      Epimmune Inc. 2000 Stock Plan.
   99.2      Form of Incentive Stock Option Agreement used under Epimmune Inc. 2000 Stock Plan.



                                       5.

                                  UNDERTAKINGS



1.     The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
       Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       6.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 29, 2000.


                                        EPIMMUNE INC.


                                        By:  /s/ ROBERT J. DE VAERE
                                           -------------------------------------
                                           Robert J. De Vaere
                                           Vice President, Finance and Chief
                                           Financial Officer

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deborah A. Schueren and Robert J. De Vaere, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



                                       7.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                     TITLE                       DATE
     /s/ DEBORAH A. SCHUEREN                 President and Chief Executive      August 29, 2000
------------------------------------         Officer
       DEBORAH A. SCHUEREN

     /s/ ROBERT J. DE VAERE                  Vice President, Finance and        August 29, 2000
------------------------------------         Chief Financial Officer
       ROBERT J. DE VAERE                    (Principal Financial Officer)

     /s/ HOWARD E. GREENE, JR.               Director                           August 29, 2000
------------------------------------
      HOWARD E. GREENE, JR.

     /s/ WILLIAM T. COMER, PH.D.             Director                           August 29, 2000
------------------------------------
     WILLIAM T. COMER, PH.D.

     /s/ MICHAEL G. GREY                     Director                           August 29, 2000
------------------------------------
        MICHAEL G. GREY

     /s/ JOHN P. MCKEARN, PH.D.              Director                           August 29, 2000
------------------------------------
      JOHN P. MCKEARN, PH.D.



                                       8.

                                  EXHIBIT INDEX


  EXHIBIT                                                                         SEQUENTIAL PAGE
  NUMBER                               DESCRIPTION                                    NUMBERS
    5.1   Opinion of Cooley Godward LLP.
   23.1   Consent of Ernst & Young LLP, Independent Auditors.
   23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement.
   24.1   Power of Attorney is contained on the signature pages.
   99.1   Epimmune Inc. 2000 Stock Plan.
   99.2   Form of Incentive Stock Option Agreement used under Epimmune Inc.
          2000 Stock Plan.



                                       9.